COMMON STOCK PURCHASE AGREEMENT

      THIS COMMON STOCK PURCHASE AGREEMENT is entered into as of this 19th day of September, 2005 (this "Agreement"), by and between Anza Capital, Inc., a Nevada corporation ("Anza" or the "Company"), Vince Rinehart, an individual ("Rinehart") and AMRES Holding, LLC, a Nevada limited liability company ("AMRES" and together with Rinehart, each a "Seller" and collectively the "Sellers"), on the one hand, and Viking Investments USA, Inc., a Delaware corporation (the "Purchaser"), on the other hand. Each of Anza, the Sellers, and the Purchaser may be referred to as a "Party" and collectively as the "Parties."

      WHEREAS, on the Closing Date (as defined in Section 2.1) the Sellers will own an aggregate of approximately 10,279,369 shares (the "Shares") of common stock, par value $0.001 per share of the Company (the "Common Stock") and warrants to purchase a total of 3,450,000 shares of the Company's common stock (the "Warrants"); and

      WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, the Shares and the Warrants (the "Purchased Securities") upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE 1
                        SALE OF THE PURCHASED SECURITIES

      Section 1.1 Sale of the Purchased Securities. Subject to the terms and conditions set forth in this Agreement, Sellers agree to sell, transfer and assign to the Purchaser and the Purchaser agrees to purchase from the Seller, the Purchased Securities, for an aggregate purchase price of $375,000 (the "Purchase Price").

            A. Section 1.2 Allocation of the Purchase Price. The Purchase Price will be paid to the Company, and $150,000 will be distributed as a cash dividend to the Company shareholders as of the Closing Date (excluding the Shares). The dividend will be paid on approximately 3,127,050 shares and be equal to approximately $0.0479 per share). The balance of the funds will be used to resolve all outstanding obligations of the Company and AMRES prior to the Closing.

      Section 1.3 Purchase Price. The Purchase Price shall be payable in two tranches; (i) an initial payment of FIFTY THOUSAND DOLLARS ($50,000), (the "Initial Payment") to be paid into escrow (to the Attorney Trust Account of Stanley Gordon, Esq.), and the remaining portion of the Purchase Price of THREE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($325,000) shall be paid at closing in good funds (the "Final Payment") so long as (a) the conditions precedent set forth in
Article 7 hereof have been waived or satisfied in accordance with such article and (b) this Agreement has not been terminated pursuant to Article 8 hereof.

                                    ARTICLE 2
                              CLOSING AND DELIVERY

      Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Purchased Securities (the "Closing") shall be held on October 28, 2005 or at a time mutually agreed upon between the constituent parties (the "Closing Date"). The Closing shall take place at the offices of Viking Investments, 1562 1st Avenue, Suite 374, NY, NY 10028 or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

      Section 2.2 Delivery at Closing. At the Closing:

      The Sellers shall deliver to the Purchaser

            A. stock certificates representing the Shares, duly endorsed for transfer to the Purchaser, as applicable, and accompanied by, (i) if required by the Company's transfer agent, an opinion of counsel reasonably acceptable to the Company, the Purchaser and the Company's transfer agent and (ii) stock powers or other instruments of transfer duly executed to the Purchaser, with signature medallion guaranteed; and

            B. the Warrants, along with validly executed Assignments of Warrants duly executed to the Purchaser.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

      Sellers and the Company jointly and severally represent and warrant to the Purchaser that:

      Section 3.1 Existence and Power. ANZA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. ANZA has heretofore delivered to the Purchaser true and complete copies of the Certificate of Incorporation, as amended, and By-laws, each as currently in effect.

      Section 3.2 Authorization; No Agreements. The execution, delivery and performance by Sellers of this Agreement, the performance of their obligations hereunder, and the consummation of the transactions contemplated hereby are within the Sellers' powers. Sellers have full legal capacity to execute and deliver this Agreement and perform their obligations hereunder. This Agreement has been duly and validly executed and delivered by the Sellers and is a legal, valid and binding obligation of the Sellers, enforceable against Sellers in accordance with its terms. The execution, delivery and performance by the Sellers of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Sellers. Neither the Sellers nor the Company is a party to any agreement, written or oral, creating rights in respect of any of the Purchased Securities on the part of any third party or relating to the voting of the Shares. As of the Closing, Sellers will be the lawful owner of the Purchased Securities, free and clear of all security interests, liens, encumbrances, equities and other charges. Sellers further represent that they do not beneficially own any options or warrants or other rights to purchase shares of the Common Stock. As of the Closing, there will not be any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, or any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the Sellers, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act") and (b) restrictions on transfer imposed by applicable state securities or "blue sky" laws.

      Section 3.3 Capitalization.

            (a) The authorized capital stock of the Company consists of 100,000,000 shares of the Common Stock, par value $0.001 per share, of which approximately 13,406,419 shares will be issued as of the Closing. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no person, natural or otherwise ("Person"), has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of the Common Stock, or securities or rights convertible or exchangeable into shares of the Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of the Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (b) As of the Closing, there will not be any outstanding obligations, contingent or otherwise, of ANZA to redeem, purchase or otherwise acquire or issue any capital stock or other securities of ANZA.

            (c) There are no shareholder agreements, voting trusts or other agreements or understandings to which ANZA or Sellers is a party or by which either of them are bound relating to the voting of any shares of the capital stock of ANZA.

            (d) The Shares, when delivered in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable and the Shares shall not be subject to any lien, charge, security interest or other encumbrance or preemptive or other similar right.

      Section 3.4 Subsidiary. As of the Closing, Anza will have no subsidiaries.

      Section 3.5 Financial Statements.

            (a) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act, since its inception as a public reporting company (the foregoing materials being collectively referred to herein as the "SEC Reports"). The Seller has identified and made available to the Purchaser a copy of all SEC Reports filed within the 10 days preceding the date of this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, fiscal year-end audit adjustments.

            (b) Since the date of the filing of its annual report on Form 10-KSB for the period ended April 30, 2005, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a material adverse effect on (x) the condition (financial or otherwise), assets, liabilities or properties of the Company or (y) on the timely consummation of the transactions contemplated hereby; (ii) the Company has not incurred any liabilities (contingent or otherwise) or amended of any material term of any outstanding security; (iii) the Company has not altered its method of accounting or the identity of its auditors; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below); (vi) the Company has not made any loan, advance or capital contributions to or investment in any Person; (vii) the Company has not entered into any transaction or commitment made, or any contract or agreement entered into, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by ANZA of any contract or other right;
      (viii) the Company has not granted any severance or termination pay to any current or former director, officer or employee of ANZA, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of ANZA; (ix) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of ANZA; (x) the Company has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of ANZA; (xi) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to ANZA or entered into any transaction by the Company not in the ordinary course of business.

      Section 3.6 Liabilities or Debts. As of the Closing, there will be no liabilities or debts of ANZA of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt. The Company has no employees. The Company is currently leasing an office space with the address 3200 Bristol Street, Suite 700, Costa Mesa, CA 92626 from the landlord Fifth Street Properties - DS, LLC, 633 West Fifth Street, 72nd Floor, Los Angeles, CA 90071 for a monthly rent of approximately $30,500, which expires June 2008. The office space is occupied by AMRES, which has subleased 50% of the office to First Line Mortgage, Inc. As of the Closing, the lease will be assumed by American Residential Funding, Inc., a Nevada corporation.

      Section 3.7 Litigation. There is no (a) action, suit, investigation, audit or proceeding pending against, or, to the best knowledge of the Sellers and ANZA, threatened or contemplated against or affecting, ANZA or any of its assets or properties before or by any court or arbitrator or any governmental body, agency or official or (b) injunction, outstanding judgment, restraining order, decree or other order of any nature to which the Company is or may be subject or to which the business, assets or property of the Company is or may be subject. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The Securities and Exchange Commission (the "Commission") has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

      Section 3.8 Taxes. (a) ANZA has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, including with respect to the Subsidiary, and all such duly filed tax returns are true, correct and complete in all material respects in relation to any and all applicable taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of ANZA. ANZA has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by ANZA with respect to any tax returns. ANZA has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. ANZA has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      Section 3.10 Solvency; Indebtedness. Based on the financial condition of the Company as of the Closing Date: (i) the fair saleable value of the Company's assets equals or exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The SEC Reports set forth as of the dates thereof reflect all outstanding secured and unsecured indebtedness of the Company, or for which the Company has commitments. The Company is not in default with respect to any Indebtedness. At the Closing, there will be no outstanding liabilities, obligations or indebtedness of the Company other than disclosed in this Agreement.

      Section 3.11 No Brokers. No brokerage or finder's fees or commissions are or will be payable by the Company or Sellers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause the Purchaser to be liable for any such fees or commissions. The Company and Sellers agree that the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person, for fees of the type contemplated by this Section
3.11 and Sellers shall indemnify and hold the Purchaser and the Company harmless from any fees, costs or liabilities of any kind incurred by the Purchaser or the Company in connection therewith.

      Section 3.12 Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company or the Sellers with respect to the representations and warranties made herein, are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 3.13 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

      Section 3.14 No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's Certificate or Articles of Incorporation, By-laws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; and (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

      Section 3.15 Filings, Consents and Approvals. Neither the Sellers nor the Company is required to obtain any consent, waiver, authorization or order of any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

      Section 3.16 Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

      Section 3.17 Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Sellers, no (a) Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company (an "Affiliate") or (b) director, officer or employee of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      Section 3.18 Assets. Except as set forth in the SEC Reports, the Company has no assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash. All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

      Section 3.19 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

      Section 3.20 Environmental Matters. The Company has complied with all applicable statutes, laws and regulations relating to the environment. There is no related pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any governmental entity.

      Section 3.21 Informed Decision. Sellers are aware of the Company's business affairs and financial condition and have reached an informed and knowledgeable decision to sell the Purchased Securities.

      Section 3.23 Consummation of a Merger Transaction. Sellers acknowledge that it is the intention of the Purchaser, upon completion of the transactions contemplated hereby, to cause the Company to consummate a merger with or acquisition of a yet unidentified private unaffiliated company (the "Merger") some time in the future. Sellers further acknowledge that, upon consummation of the Merger, it is likely or possible that each Share will increase in value, possibly substantially. Sellers have had such opportunity as they desire to ask the Purchaser any questions and receive information concerning such matters, including the risks associated therewith, and has received satisfactory answers to such questions and desires to complete the sale of the Purchased Securities contemplated under this Agreement.

      Section 3.24 Change of Control. Neither the Company nor the Sellers are a party to an agreement for, nor involved in any discussions concerning any transaction that would reasonably be expected to result in any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 5% or more of the total voting power of the outstanding Common Stock.

      Section 3.25 Blue Sky. The Sellers and the Company have obtained all necessary permits and qualifications, if any, or secured an exception therefore, required for the offer and sale of the Purchased Securities.

      Section 3.26 Appointment of Directors. The board of directors of the Company shall immediately following the Closing, appoint to the board of directors, two individuals who are nominated by the Purchaser. In addition, Vince Rinehart shall resign from all positions with the Company, including as president, secretary, chief financial officer and director, immediately after such appointments.

      Section 3.27 Notice of Developments. Prior to the Closing, the Sellers and the Company shall promptly notify the Purchaser in writing of all events, circumstances facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any breach of a representation or warranty or covenant of the Sellers or the Company in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of the Sellers or the Company in this Agreement untrue or incorrect in any respect. Such notification shall not affect or otherwise limit the Purchaser's right to enforce the terms of this Agreement hereto as they existed on the date hereof, without taking into account such notification.

                                    ARTICLE 4
                        REPRESENTATIONS OF THE PURCHASER

      The Purchaser represents and warrants, solely as to itself, to the Seller, as follows:

      Section 4.1 Execution and Delivery. The execution, delivery and performance by the Purchaser's execution and delivery of this Agreement is within such Purchaser's powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser.

      Section 4.2 Binding Effect. This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.3 Investment Purpose. The Purchaser represents that it is purchasing the Purchased Securities for its own account, with the intention of holding the Purchased Securities, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Purchased Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws.

      Section 4.4 Investment Experience. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities.

      Section 4.5 Opportunity to Ask Questions. The Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. The Purchaser has been given the opportunity to ask questions of, and receive answers from Sellers concerning the terms and conditions of this Agreement and to obtain such additional written information about ANZA to the extent Sellers possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, the Purchaser has had the opportunity to conduct its own independent investigation.

      4.6 Further Limitations on Disposition. Purchaser further acknowledges that the Purchased Securities are restricted securities under Rule 144 of the Act, and, therefore, when transferred to the Purchaser will contain a restrictive legend substantially similar to the following:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT
    UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR
         ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF
      SECURITIES), OR (III) AN OPINION OF COUNSEL, LICENSED TO PRACTICE LAW
       WITHIN THE UNITED STATES, REASONABLY SATISFACTORY TO COUNSEL TO THE
    ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

      The parties hereto agree that:

      Section 5.1 Public Announcements. The Sellers, the Company and the Purchaser shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable statutes, laws and regulations, including rules and regulations of the Commission, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

      Section 5.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (c) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

      Section 5.3 Access to Information. Following the date of this Agreement, until consummation of all transactions contemplated hereby, the Sellers and the Company shall give to the Purchaser, its counsel, financial advisers, auditors and other authorized representatives reasonable access to their offices, properties, books and records, financial and other data and information as the Purchaser and its respective representatives may reasonably request.

      Section 5.4 ANZA's Business. ANZA will not, without the prior written consent of the Purchaser, except as set forth herein and as required to complete the transactions contemplated by this Agreement, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently shown in the SEC Reports, (iii) issue any capital stock or (iv) enter into any new agreements of any kind (other than those contemplated by this Agreement) or undertake any new obligations or liabilities.

      Section 5.5 Indemnification. The Purchaser indemnifies and holds harmless the Company and Sellers for any and all liability, including all reasonable attorneys' fees, that arises as a proximate result of any material inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Purchaser in this Agreement. The Sellers and the Company indemnify and hold harmless the Purchaser for any and all liability, including all reasonable attorneys' fees, that arises as a proximate result of any material inaccuracy or misrepresentation in, a breach of, any representation, warranty, covenant or agreement made by the Sellers or the Company in this Agreement.

      Section 5.6 Reasonable Efforts. Each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other parties in connection with the foregoing. Each Party further agrees not to undertake any course of action inconsistent with the satisfaction of the conditions to Closing set forth herein, and to do all such acts and take all such measures as may be reasonable to comply, and be in compliance, with the representations, warranties, covenants and agreements contained in this Agreement.

      Section 5.7 Cooperation. In the event that any investigation, inquiry, lawsuit, administrative proceeding or any other proceeding is commenced with respect to the Company, the Sellers shall fully cooperate with and provide all applicable documents to, the Company and Purchaser, immediately upon request of the Company or the Purchaser.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

      Section 6.1 Conditions of Obligations of the Purchaser. The obligations of the Purchaser are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Purchaser:

            (a) Representations and Warranties. Each of the representations and warranties of the Sellers and the Company set forth in this Agreement shall be true and correct in all material respects as of (1) the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date), and (2) the Closing Date, as though made on and as of all of such dates.

            (b) Compliance Certificate. The Sellers and President of ANZA shall deliver to the Purchaser at the Closing a certificate certifying: (i) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement; (ii) that attached thereto is a true and complete copy of ANZA's Certificate of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its By-laws, as in effect at the Closing; and (iv) each of the representations and warranties of the Sellers and the Company set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

            (c) Good Standing Certificates. The Company shall have furnished the Purchaser with good standing and existence certificates for ANZA in its jurisdiction of formation and such other jurisdictions as the Purchaser reasonably requests.

            (d) Certified List of Record Holders. The Purchaser shall have received a certified list dated as of a date within two (2) business days prior to the Closing Date from ANZA's transfer agent of the holders of record of the Common Stock and current Non-Objecting Beneficial Ownership
      (NOBO) list.

            (e) Company Minutes and Assumption of Office Lease. The Purchaser shall have received at least four (4) business days prior to the Closing Date executed copies of (i) all minutes, consents, resolutions of the Company (for meetings of or by stockholders and directors of the Company)
      (ii) documentation confirming the assumption by American Residential Funding, Inc. of ANZA's financial obligation to Fifth Street Properties - DS, LLC pursuant to Office Lease of AMRES and First Line Mortgage's office space located at 3200 Bristol Street, Costa Mesa, CA 92626, in form and substance reasonably satisfactory to the Purchaser.

            (f) SEC Reports. The Company shall have prepared, executed and filed with the SEC, its 10-K as of its fiscal year end of April 30, 2005 and its 10-Q for the quarter ended July 31, 2005.

            (g) Board of Directors Resolutions. The Purchaser shall have received executed resolutions of the Board of Directors of ANZA approving the transactions contemplated herein including the resignation of all current directors.

            (h) Performance. The Seller and the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            (i) Filing of Reports. The Company will, for so long as it is required to, make timely filing of such reports as are required to be filed by it with the Commission.

      Section 6.2 Conditions of Obligations of the Sellers. The obligations of the Sellers to effect the sale of the Purchased Securities are subject to the following conditions, any or all of which may be waived in whole or in part by the Purchaser:

            (a) Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

            (b) Compliance Certificate. An authorized officer of the Purchaser shall deliver to the Sellers at the Closing a certificate certifying each of the representations and warranties of such Purchaser set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

            (c) Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

                                    ARTICLE 7
                                   TERMINATION

      Section 7.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

            (a) by mutual written consent of the parties hereto;

            (b) by either the Sellers or the Purchaser if the Closing shall not have occurred on or before the Closing;

            (c) by the Purchaser if (i) the Sellers or the Company shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by the Sellers or the Company; or (ii) any representations and warranties of Sellers or the Company contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or

            (d) by the Sellers if (i) the Purchaser shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it; or (ii) any representations and warranties of the Purchaser contained in this Agreement shall not have been true when made or on and as of the Closing Date.

      Section 7.2 Effect of Failure to Consummate the Merger. The parties agree that all of the Purchased Securities will be deemed sold and the transactions contemplated hereby consummated upon the Closing and delivery of the Purchased Securities.

      Section 7.3 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 7, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 7.3 shall relieve any party from liability for any breach of this Agreement. In addition, the Initial Payment shall be promptly, but in no event more than two (2) business days, returned to the Purchaser.

                                    ARTICLE 8
                                  MISCELLANEOUS

      Section 8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,


If to the Sellers       Vince Rinehart
or the Company:         AMRES Holding, LLC
                        Anza Capital, Inc.
                        3200 Bristol Street, #700
                        Costa Mesa, CA 92626
                        Facsimile (714) 424 0389

With a copy to:         Brian A. Lebrecht, Esq.
                        The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 220
                        Rancho Santa Margarita, CA 92688
                        Facsimile: (949) 635 1244

If to Purchaser:        Tom Simeo
                        Viking Investments USA, Inc.
                        1562  1st Avenue
                        New York, NY 10028
                        Facsimile (646) 356 7034

With a copy to:         Stanley Gordon, Esq.
                        Woods Oviatt Gilman LLP
                        700 Crossroads Building
                        2 State Street
                        Rochester, NY 14614
                        Facsimile: (585) 987 2997

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or confirmed facsimile transmission if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      Section 8.2 Amendments; No Waivers.

            (a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Sellers, the Company and the Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 8.3 Fees and Expenses. Each of the Sellers and the Purchaser shall bear all costs and expenses incurred by them in connection with this Agreement, and the Company shall bear no expenses in connection with the transaction anticipated hereby.

      Section 8.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Purchaser shall have the right to assign this Agreement to an affiliate of the Purchaser and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

      Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      Section 8.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1. shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      Section 8.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

      Section 8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      Section 8.9 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

      Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

      Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

      Section 8.12 Survival. The representations and warranties contained in this Agreement shall survive the Closing and delivery of the Purchased Securities only as against Seller and notwithstanding any provision to the contrary contained in this Agreement, upon and after the Closing, any claim by Purchaser for a breach of any representation or warranty of Sellers or the Company contained in this Agreement may be made only against Sellers and Purchaser shall have no claim against the Company for any such breach.

      IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each Party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.


"Anza"                                "Rinehart"

Anza Capital, Inc.,
a Nevada corporation


By: /s/                               By: /s/
--------------------------            ------------------------------------------
By:   Vince Rinehart                  By:  Vince Rinehart, an individual
Its:  President


"AMRES"                               "Purchaser"

AMRES Holding, LLC,                   Viking Investments USA, Inc.,
a Nevada limited liability company    a Delaware corporation


By: /s/                               By: /s/
---------------------------           ------------------------------------------
By:   Vince Rinehart                  By:   Tom Simeo
Its:  Managing Member                 Its:  President